Exhibit 32

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR PPL TRANSITION BOND COMPANY, LLC'S 10-Q FOR THE QUARTER ENDED MARCH 31, 2004

In connection with the quarterly report on Form 10-Q of PPL Transition Bond Company, LLC (the "Company") for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal executive officer and principal financial officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

  The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2004	/s/ James E. Abel James E. Abel Manager PPL Transition Bond Company, LLC (principal executive officer/principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.